EXHIBIT 21

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                                           SUBSIDIARIES OF THE REGISTRANT

                                                                                                    State of
                                                                                                  Incorporation
                                                                                  Percent of           or
                   Parent                                Subsidiary               Ownership       Organization
                   ------                                ----------               ---------       ------------

Hudson River Bancorp, Inc.                     Hudson River Bank & Trust             100%            Delaware
                                               Company

Hudson River Bank & Trust Company              Hudson City Associates, Inc.          100%            New York


Hudson River Bank & Trust Company              Hudson River Mortgage                 100%            New York
                                               Corporation

Hudson River Bank & Trust Company              Hudson River Funding Corp.           99.9%            New York


Hudson River Bank & Trust Company              Hudson City Centre, Inc.              100%            New York
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